UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under § 240.14a-12

PEOPLES FINANCIAL CORPORATION
(Name of Registrant as Specified In Its Charter)

Stilwell Activist Investments, L.P. Stilwell Value Partners VII, L.P. Stilwell Activist Fund, L.P. Stilwell Value LLC Joseph Stilwell Megan Parisi Stewart F. Peck Scott M. Polakoff
(Name of Persons(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Joseph Stilwell and certain affiliated entities (collectively, “Stilwell”), together with the other participants in Stilwell’s solicitation (together with Stilwell, the “Participants”), have filed a definitive proxy statement and accompanying GREEN universal proxy card (collectively, the “Definitive Proxy Materials”) with the Securities and Exchange Commission (the “SEC”) to be used to solicit votes for the election of Stilwell’s highly-qualified director nominee at the 2024 annual meeting of stockholders (the “Annual Meeting”) of Peoples Financial Corporation, a Mississippi corporation (the “Company”).

On March 12, 2024, Stilwell mailed the following letter to the Company’s stockholders:

Stilwell Activist Investments, L.P.

111 BROADWAY • 12TH FLOOR

NEW YORK, NY 10006

(787) 985-2194

INFO@STILWELLGROUP.COM

March 12, 2024

Dear Fellow PFBX Owner,

Shares in our Company were first listed on NASDAQ in 20001 and traded at $30.2 Under Chevis’s stewardship, today’s price is about $16 per share.3 It’s time for Chevis to go.

Two years ago, our Company’s equity was $92 million.4 Under Tanner’s stewardship of the bond portfolio, our Company’s equity has declined by over $65 million.5 It’s time for Tanner to go.

The directors haven’t been able (or perhaps willing) to supervise the Swetmans. It’s also time for the directors to go.

Respectfully,

Megan Parisi
(787) 985-2194
mparisi@stilwellgroup.com

You can vote by telephone, online or by signing and dating the enclosed GREEN proxy card and returning it in the postage-paid envelope.

If you have any questions, require assistance in voting your GREEN proxy card, or need additional copies of our proxy materials, please contact Okapi Partners at the phone numbers or email listed below.

1 PFBX’s Form 8-K filed on May 4, 2000.

2 Yahoo Finance PFBX price history – March 12, 2024.

3 Yahoo Finance PFBX closing share price on March 11, 2024.

4 PFBX’s Form 10-K filed on March 25, 2022, p. 46. Total shareholders’ equity: $91,592K.

5 (A) PFBX’s Form 10-K filed on March 25, 2022, p. 46. Accumulated other comprehensive income (loss) “AOCI”: ($1,831K); PFBX’s Form 10-Q filed on November 8, 2023, p. 3. AOCI: ($49,230K); Difference in AOCI from December 31, 2021 to September 30, 2023: $47,399K. (B) PFBX’s Form 10-K filed on March 25, 2022, p. 45. Held to maturity securities “HTM” carrying amount: $110,208K; HTM fair value: $111,340K; Difference in HTM carrying amount vs. HTM fair value as of December 31, 2021: ($1,132K). PFBX’s Form 10-Q filed on November 8, 2023, p. 2. HTM carrying amount: $161,270K; HTM fair value: $144,502K; Difference in HTM carrying amount vs. HTM fair value as of September 30, 2023: $16,768K. Cumulative swing of $17,900K due to change in HTM carrying amount vs. HTM fair value + $47,399K change in AOCI= $65,299K negative change in equity (or a decline of over $65 million).

Okapi Partners LLC

Attn: Mr. Jeremy Provost
1212 Avenue of the Americas, 17th Floor
New York, NY 10036

+ 1 (212) 297-0720 (Main)
+ 1 (844) 343-2621 (Toll-Free)
Email: info@okapipartners.com

STILWELL STRONGLY ADVISES ALL STOCKHOLDERS OF THE COMPANY TO READ ITS DEFINITIVE PROXY MATERIALS AS THEY CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS IN STILWELL’S PROXY SOLICITATION. STILWELL’S DEFINITIVE PROXY MATERIALS ARE AVAILABLE AT NO CHARGE AT THE SEC’S WEBSITE AT HTTPS://WWW.SEC.GOV.